Exhibit 3.1

[MN State Seal]	[Bar Code]
18257890002

MINNESOTA SECRETARY OF STATE

ARTICLES OF ORGANIZATION FOR

A LIMITED LIABILITY COMPANY

MINNESOTA STATUTES CHAPTER 322B

PLEASE TYPE OR PRINT IN BLACK INK.

Before Completing this Form Please Read the Instructions on the Back.    FILING FEE $135.00

1. Name of Company:	Highwater Ethanol, LLC

2.  Registered Office Address: (P.O. Box is Unacceptable)

300 O’Connell Street                                   Marshall                                MN                     56258-2638

Complete Street Address or Rural Route and Rural Route Box Number    City   State   ZIP Code

3. Name of Registered Agent (optional):	Kevin K. Stroup

4.  Business Mailing Address: (if different from registered office address)

Address City State ZIP Code

5.  Desired Duration of LLC: (in years)             (If you do not complete this item, a perpetual duration is assumed by law.)

6.  Does this LLC own, lease or have any interest in agricultural land or land capable of being farmed?

(Check One)   Yes  ☐      No  ☒

7. Name and Address of Organizer(s):

Name (print)	Complete Address	Original Signature (required)

Street
City State Zip
Kevin K. Stroup	300 O’Connell Street	/s/ Kevin K. Stroup
MarshallMN 56258-2638

8. Name and Telephone Number of Contact Person for this LLC:		[STATE OF MINNESOTA]
Name	Kevin K. Stroup	[DEPARTMENT OF STATE]
Phone	(507) 537-0591	[FILED]
[MAY 02 2006]
[/s/ Marcy Kiffmeyer]
[Secretary of State]